UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Property Acquisitions

Dollar General — Moundridge, KS — On March 18, 2014, Cole DG Moundridge KS, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Operating Partnership V, LP (“CCPT V OP”), the operating partnership of Cole Credit Property Trust V, Inc. (the “Company”), entered into an agreement of purchase and sale with Tipton Holdings, LLC, a Kansas limited liability company (the “DG Moundridge Seller”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, CCPT V OP purchased a 9,100 square foot single-tenant retail building leased to DG Retail, LLC, and located in Moundridge, Kansas (the “DG Moundridge Property”), for a purchase price of approximately $933,000, exclusive of closing costs. The DG Moundridge Property was constructed in 2014.

Advance Auto Parts — Fairmont, NC — On March 18, 2014, Cole AA Fairmont NC, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCPT V OP, entered into an agreement of purchase and sale with Fairmont Properties, LLC, a North Carolina limited liability company (the “AA Fairmont Seller”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, CCPT V OP purchased a 6,960 square foot single-tenant retail building leased to Advance Stores Company, Incorporated, and located in Fairmont, North Carolina (the “AA Fairmont Property”), for a purchase price of approximately $1.2 million, exclusive of closing costs. The AA Fairmont Property was constructed in 2004.

Series C Loan

On March 18, 2014, CCPT V OP entered into a $10.0 million revolving line of credit with Series C, LLC, an affiliate of the Company’s advisor (the “Series C Loan”). The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on March 17, 2015. In the event the Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Series C Loan will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Series C Loan has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of March 18, 2014, the Company did not have any borrowings outstanding under the Series C Loan.

Borrowing Policies

A majority of the Company’s board of directors (including a majority of the independent directors) determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of the Company’s gross assets is justified and in the best interest of the Company and its stockholders during the Company’s initial capital raising stage.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to the property acquisitions set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On March 18, 2014, CCPT V OP, through its wholly-owned subsidiaries, acquired the DG Moundridge Property and the AA Fairmont Property (each a “Property” and collectively, the “Properties”) from the DG Moundridge Seller and the AA Fairmont Seller, respectively (collectively, the “Sellers”). The principal provisions of the leases at the Properties are set forth in the following table:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Base Rent per Square Foot (3)	Lease Term (4)
Dollar General — Moundridge, KS	DG Retail, LLC	9,100	100%	4/5 yr.	$66,742	$7.33	3/18/2014	-	2/28/2024
					68,744	7.55	3/1/2024	-	2/28/2029
Advance Auto Parts — Fairmont, NC	Advance Stores Company, Incorporated	6,960	100%	3/5 yr.	89,490	12.86	3/18/2014	-	10/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

The purchases of the Properties were funded with proceeds from the Company’s ongoing public offering of common stock. In connection with the acquisitions, the Company paid an affiliate of Cole REIT Advisors V, LLC, its advisor, aggregate acquisition fees and expenses of approximately $54,000.

In evaluating the Properties as potential acquisitions, including the determination of an appropriate purchase price to be paid for each Property, the Company considered a variety of factors, including the condition and financial performance of each Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of each Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Properties, and the Company believes that the Properties are adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Series C Loan set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Escrow Break

The registration statement for the Company’s initial public offering of 120,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on March 17, 2014. Of these shares, the Company is offering 100,000,000 shares in a primary offering and up to 20,000,000 shares pursuant to the Company’s distribution reinvestment plan. Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2.5 million. On March 17, 2014, ARC Properties Operating Partnership, L.P., an affiliate of the Company’s sponsor, deposited $2.5 million for the purchase of shares of common stock in the Company’s initial public offering into escrow. As a result, the Company satisfied the conditions of its escrow agreement and on March 18, 2014, the Company broke escrow and accepted an investor’s subscription for, and issued, 109,890 shares of common stock in the offering, resulting in gross proceeds of approximately $2.5 million. In addition, the Company has special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of March 18, 2014 and, therefore, the Company has not accepted subscriptions from residents of Pennsylvania and Washington.

Distributions

The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, based on a per share price of $25.00, for stockholders of record as of the close of business on each day of the period commencing on March 19, 2014 and ending on June 30, 2014. The payment date for each of the daily distributions of the period commencing on March 19, 2014 and ending on March 31, 2014 will be in April 2014. The payment date for each of the daily distributions of the period commencing on April 1, 2014 and ending on April 30, 2014 will be in May 2014. The payment date for each of the daily distributions of the period commencing on May 1, 2014 and ending on May 31, 2014 will be in June 2014. The payment date for each of the daily distributions of the period commencing on June 1, 2014 and ending on June 30, 2014 will be in July 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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